Exhibit 3.1

NETSTREIT CORP.

ARTICLES SUPPLEMENTARY

NETSTREIT Corp., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation that:

FIRST:                                                        Under a power contained in Article VI of the charter of the Corporation (the “Charter”), the Board of Directors, by duly adopted resolutions, reclassified and designated all 125 of the authorized (but currently-unissued) shares of 12.0% Series A Cumulative Non-Voting Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), as shares of preferred stock, $0.01 par value per share, without further designation as to class or series, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption thereof as set forth in the Charter.

SECOND:                                         The shares of Series A Preferred Stock have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

THIRD:                                                   These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH:                                        These Articles Supplementary shall become effective on August 19, 2020.

FIFTH:                                                       The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of the undersigned’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

-Signature page follows-

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested by its Secretary this 19th day of August, 2020.

ATTEST:		NETSTREIT CORP.

By:	/s/ Andrew Blocher	By:	/s/ Mark Manheimer
Name: Andrew Blocher		Name: Mark Manheimer
Secretary		President

NETSTREIT CORP. — ARTICLES SUPPLEMENTARY — SERIES A PREFERRED RECLASSIFICATION